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Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint each of Lee A. McIntire, Michael A. Lucki, Margaret B. McLean and JoAnn Shea, acting individually, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the U.S. Securities and Exchange Commission, the United Kingdom Financial Services Authority and the corresponding securities regulatory agency in each other country where a registration or filing may be necessary or advised in connection with any offering of the Company's securities, including but not limited to: Argentina, Brazil, Canada, Hong Kong, India, Ireland, Mexico, Poland, Qatar, Singapore, the United Arab Emirates, and the United Kingdom, for and on such person's behalf, and in any and all capacities,

1.
The Annual Report on Form 10-K of CH2M HILL Companies, Ltd. for the year ended December 31, 2012, any and all amendments (including post-effective amendments) thereto with all exhibits thereto and other documents in connection therewith, or foreign jurisdiction equivalent reports and statements;

2.
A Prospectus for use in the member nations of the European Union pursuant to the EU Prospectus Directions and any and all amendments thereto with all exhibits and other documents in connection therewith, and

3.
Such annual or other periodic reports on business, prospects, financial and results of operations as may be required in any such other country.

granting unto each of said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ LEE A. MCINTIRE Lee A. McIntire	February 15, 2013
/s/ ROBERT W. BAILEY Robert W. Bailey	February 15, 2013
/s/ MALCOLM BRINDED Malcolm Brinded	February 15, 2013
/s/ JERRY D. GEIST Jerry D. Geist	February 15, 2013
/s/ JACQUELINE C. HINMAN Jacqueline C. Hinman	February 15, 2013
/s/ CHARLES O. HOLLIDAY, JR. Charles O. Holliday, Jr.	February 15, 2013
/s/ MICHAEL A. LUCKI Michael A. Lucki	February 15, 2013

/s/ MICHAEL E. MCKELVY Michael E. McKelvy	February 15, 2013
/s/ GEORGIA R. NELSON Georgia R. Nelson	February 15, 2013
/s/ MICHAEL A. SZOMJASSY Michael A. Szomjassy	February 15, 2013
/s/ BARRY L. WILLIAMS Barry L. Williams	February 15, 2013

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  Exhibit 24.1
POWER OF ATTORNEY